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                            BULK REFINED AND BLEACHED
                          SOYBEAN OIL SUPPLY AGREEMENT


         This BULK REFINED AND BLEACHED SOYBEAN OIL SUPPLY AGREEMENT (this "AGREEMENT"), dated as of January 15, 2002, by and between South Dakota Soybean Processors, 100 Caspian Ave., Volga, South Dakota 57071, a South Dakota co-operative association (hereinafter referred to as "SELLER") and ACH Food Companies, Inc., 7171 Goodlett Farms Parkway, Cordova, Tennessee 38018, a Delaware corporation (hereinafter referred to as "BUYER").

                                   WITNESSETH:

         WHEREAS, BUYER desires to obtain from SELLER a continuing supply of refined, bleached soybean oil (the "Product" or "Products") as more particularly described in the attached Exhibit A to this Agreement during the period hereinafter described, and SELLER desires to sell the Product to the BUYER on the terms hereafter provided.

         NOW THEREFORE, in consideration of the above premises and the mutual covenants herein contained, the parties agree as follows:

1.       PRODUCTS

         (A) Subject to the terms and conditions of this Agreement, SELLER shall sell the Products to BUYER, and BUYER shall purchase the Products from SELLER. It is the intent of the parties that the Products will be produced by SELLER at the Facility (as defined in Section 3(A) hereof); however, if the SELLER is unable to meet its requirements under this Agreement, SELLER shall obtain the Products from another source acceptable to BUYER, which acceptance shall not be unreasonably withheld, and all other terms and provisions of this Agreement including pricing and delivery shall remain the same.

         (B) All items as detailed in Exhibit A "Specifications for Products" are "At Time of Delivery" or at "Time of Shipment" as noted in Exhibit A. Specifications may be amended at any time by mutual consent of BUYER and SELLER following a documented change to Exhibit A.

         (C) SELLER certifies that the Products meet Circle U Kosher certification requirements and shall provide all paperwork reasonably required by BUYER.

         (D) BUYER will accept Products on the basis of accompanying Certificate of Analysis after running basic analysis on Products, such as Peroxide Value, Free Fatty Acid, Color and Iodine Value. It is understood that BUYER will immediately use the Products in further processing or shipments to its customers.

         (E) In consideration of this Agreement and the sale of the Equipment (as defined in the Purchase Agreement), SELLER agrees that during the Term, the BUYER shall be the sole and exclusive buyer of the Product from the SELLER for use in food application. SELLER may from


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time to time sell excess crude or crude de-gummed soybean oil to persons other than BUYER, provided that the SELLER meets its obligation to provide Product to the Buyer in the volumes provided in this Agreement.

2.       VOLUMES

         (A) During the Term, BUYER will purchase from SELLER, and SELLER will sell to BUYER, no less than 290 million pounds of the Product during each Agreement Year (the "Minimum"). The term "Agreement Year", as used in this Agreement, shall mean the 12-month period commencing on the First Shipment Date (as defined in Section 8(A) hereof), and each 12-month period thereafter during the Term. During the term of the first year the SELLER's sales minimum of 290 million pounds will be adjusted to reflect actual shipments made during the first three months after the First Shipment Date.

         (B) BUYER will provide SELLER with anticipated annual demands for the Product as set forth in Exhibit B. SELLER agrees that it shall be able to supply up to FIVE MILLION FIVE HUNDRED AND SEVENTY THOUSAND (5,570,000) pounds of the Product per week (or TWO HUNDRED NINETY MILLION (290,000,000) pounds of the Product per Agreement Year) should BUYER order such volumes. BUYER agrees to provide SELLER with at least fourteen (14) days prior written notice of a Purchase Order in excess of FOUR MILLION (4,000,000) pounds of the Product in any week.

         (C) If during any Agreement Year BUYER does not purchase (as defined in section 4A hereof) at least 270 million pounds of Product, BUYER shall pay to SELLER, within thirty (30) days after expiration of such Agreement Year, an amount equal to the product of $0.0023 multiplied by the positive difference remaining after subtracting from 270 million pounds the amount of Product purchased by BUYER for such Agreement Year.

         (D) If during any calendar month the BUYER does not purchase at least 22.5 million pounds of the Product, the SELLER may sell refined and bleached soybean oil in a volume equivalent to the volume of the Unpurchased Product upon a five (5) day written notice to BUYER. Within such five (5) day period, BUYER may, upon written notice to SELLER, elect to purchase any of the Unpurchased Product. SELLER shall sell the Unpurchased Product at its market price. If the Unpurchased Product is sold for less than the purchase price for the Product as set forth in Exhibit B, BUYER shall pay SELLER the shortfall within twenty-five (25) days from the date of SELLER's invoice therefor. "Unpurchased Product" means refined and bleached soybean oil in an amount (expressed in pounds) equal to the positive difference remaining after subtracting from 22.5 million pounds the number of pounds of Product purchased by BUYER during the calendar month in question.

3.       PRODUCTION FACILITY

         (A) SELLER intends to fulfill its obligations under this Agreement by refining and bleaching soybean oil in a facility (the "Facility") to be constructed and owned by SELLER and to be located in Volga, South Dakota. SELLER shall commence construction of the Facility promptly after execution and delivery of this Agreement by BUYER and shall achieve Substantial


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Completion of the Facility (as hereinafter defined) no later than September
1, 2002 (the "Completion Date"). "Substantial Completion of the Facility means (i) completion of the construction of the Facility (including without limitation installation of all trade fixtures and equipment, including without limitation the Equipment, as defined in Section 3(B) hereof) substantially in accordance all applicable laws and ordinances, such that SELLER is capable of operating an RB soybean oil refinery at the Facility for production of the Product in the volumes required by this Agreement, and (ii) the issuance by the governmental authority having jurisdiction of a certificate of occupancy or similar certificate or permit for the Facility. The Completion Date shall be extended one day for each day Substantial Completion of the Facility is delayed by an Excusable Cause or a Labor Cause, (as defined in Section 14(N) hereof), provided that in no event shall the Completion Date be extended for any reason beyond October 1, 2002. If SELLER fails to achieve Substantial Completion of the Facility on the Completion Date, as the same may be extended in accordance with the foregoing provisions, BUYER may thereafter terminate this Agreement effective thirty
(30) days after the Completion Date by giving written notice thereof to SELLER within such thirty (30) day period. If BUYER so terminates this Agreement, then within fifteen (15) days after the effective date of such termination, SELLER shall pay BUYER an amount equal to the Fair Market Value (as defined in Section 17 hereof) of the Equipment. If BUYER does not so terminate this Agreement, then until such time as SELLER achieves Substantial Completion of the Development (the "Delay Period"), SELLER shall be responsible for BUYER's Cost to Cover (as defined in Section 6(D) hereof) with respect to the Product that BUYER would have ordered from SELLER during the Delay Period.

         (B) BUYER is the owner of certain soybean oil refining equipment and related fixtures located at BUYER's facility in Columbus, Ohio (the "Ohio Facility"), as more fully described in Exhibit C attached hereto and made a part hereof (the "Equipment"). Upon execution and delivery by SELLER and BUYER, BUYER shall sell the Equipment to SELLER, and SELLER and BUYER shall execute and deliver to each other counterpart copies of the Purchase Agreement in the form attached hereto as Exhibit D. SELLER shall provide BUYER no less than fifteen (15) days' prior written notice (the "Equipment Removal Notice") of SELLER's desire to remove the Equipment from its current location and install the Equipment at the Facility. BUYER shall allow SELLER such access as SELLER shall reasonably require to remove the Equipment. Notwithstanding the foregoing, if BUYER sells the Ohio Facility prior to BUYER's receipt of the Equipment Removal Notice, SELLER shall be obligated to remove the Equipment from the Ohio Facility no later than thirty (30) days after receipt of written notice from BUYER of such sale.

4.       PRODUCT SCHEDULING

         (A) On each Wednesday during the term of this Agreement, BUYER shall deliver to SELLER BUYER's standard form of purchase order ("Purchase Order") for the shipment week commencing on the following Monday, and a good faith forecast of BUYER'S purchases of Product for the following three weeks. Each Purchase Order will specify the quantity for the following week. BUYER may designate delivery destinations other than those listed in Exhibit B only by mutual written consent of the parties and only after appropriate freight adjustments have been agreed upon by both parties. For all purposes under this Agreement, BUYER shall be deemed to "purchase" the Product upon delivery of a Purchase Order as provided in this paragraph.


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         (B) Not less than once every three months during the term of this
Agreement, BUYER shall furnish SELLER a good faith forecast of its Product requirements for the next six (6) months. Such forecasts and the estimates given with the Purchase Orders are not firm commitments of BUYER to order or purchase Products, but are provided only as a guide to assist SELLER in scheduling production.

5.       WARRANTIES REGARDING PRODUCTS

         (A) LIMITED WARRANTIES. SELLER warrants that the Products sold under this Agreement shall conform in all material respects to each of the following: (i) the specifications attached hereto as Exhibit A, as amended from time to time by agreement of the parties; (ii) all current good manufacturing practices; and (iii) the Food and Drug Guarantee attached hereto as Exhibit E.

         (B) CERTIFICATION OF ANALYSIS. Certificates of Analysis will be faxed to BUYER's facilities prior to the shipment of rail car and shall specify values for the first ten tests contained in the specifications. All tests shall be run according to Association of Oil Chemists Society ("AOCS") methods unless otherwise agreed to in writing by both parties. A referee laboratory agreed to by both parties shall settle discrepancies in Product quality results.

         (C) COMPLIANCE WITH LAWS. SELLER warrants that it shall comply at all times with all federal, state and local laws, rules, regulations, ordinances codes, and orders applicable to SELLER's performance of its obligations hereunder, as well as with other legal obligations set forth in this Agreement.

6.       SHIPPING

         (A) SELLER shall be responsible for tracking, managing and paying for freight from time of shipment to delivery to the applicable BUYER's facility. Shipment of the Product will be within one day of the date specified on the Purchase Order. All freight shall be prepaid F.O.B. BUYER's facility with title and risk of loss transferred to BUYER upon BUYER's receipt of the Product. SELLER will deliver the Product to the BUYER's facility in its own rail cars; however, if conditions warrant, upon mutual agreement alternate transportation methods will be allowed.

         (B) DEFECTIVE PRODUCTS. If any Products shipped to a BUYER facility fail to comply with the provisions of Section 5(A) ("Defective Product"), the BUYER facility may refuse to accept delivery of such Defective Product and such Defective Product shall be set aside for inspection by SELLER and SELLER agrees to promptly replace any Defective Product. Each BUYER facility shall handle such Defective Products in accordance with SELLER's reasonable instructions so as to minimize the extent of any such costs. If, upon reinspection of such Product, it is determined that such Product was not Defective Product, BUYER shall reimburse SELLER for all reasonable costs incurred by SELLER in replacing such Product, including without limitation, shipping and handling costs.

         (C) NORMAL SHIPMENT TIMES. Each Purchase Order shall specify the shipment date and the desired delivery date (hereinafter referred to as "DDD"). SELLER shall ensure that the Product arrives at BUYER facilities on the DDD and shall be liable to BUYER for any Cost of Cover (as

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defined in Section 6(D) below) BUYER incurs as a result of SELLER's failure to ship the Product according to the Purchase Order. In the event SELLER does not ship at designated times (using shipment to arrive beyond DDD), SELLER shall be responsible for substituting truck deliveries at SELLER's expense. In the event the railroad fails to deliver a railroad car to BUYER and shipments were made on time in accordance with BUYER's Purchase Order, SELLER shall work with BUYER to arrange for timely truck deliveries to alleviate BUYER inventory shortfall. BUYER shall be responsible for truck freight differentials.

         In the event that BUYER desires to make a change to the shipment date, DDD, or other requirements of the Purchase Order on less than seven (7) days notice to SELLER, SELLER shall use diligent efforts to accommodate such change provided that BUYER shall reimburse SELLER for any additional costs incurred by SELLER as a result of such accommodation. SELLER shall advise BUYER whether or not it can meet the revised ship date. If it advises that it can meet the ship date and then fails to do so, it shall reimburse BUYER for any Cost to Cover as referenced in Section D below. If SELLER advises it cannot meet the revised ship date, then BUYER shall be free to cancel such order and purchase the Product elsewhere, and SELLER shall not be responsible for BUYER's Cost to Cover.

         (D) If SELLER notifies BUYER that it is unable to deliver Product on the DDD Specified in the Purchase Order, and such notice does not include SELLER's undertaking to ship such Products by an alternate method with reasonably acceptable delivery date, BUYER shall be free to cancel such order (either by written notice to SELLER or by prior oral notice to SELLER followed by written confirmation of same) and purchase such Product (the "Covered Product") from any other reasonable source. In such event, SELLER shall pay to BUYER, upon receipt of BUYER'S invoice therefor, an amount equal to the excess of the price to BUYER of such Covered Product over the price which BUYER would have paid had it purchased the Covered Product from SELLER pursuant to this Agreement (the "Cost to Cover") plus reasonable, documented out-of pocket costs incurred by BUYER as a result of SELLER's failure to deliver Product such as:

                  (i) any BUYER customer charges for: (a) downtime due to late/short shipments; (b) packaging line downtime; (c) overtime; and

                  (ii) BUYER's packaging line downtime; overtime; and customer charges for late/short shipments; and

                  (iii) LTL freight charges and additional freight charges.

         (E) DEMURRAGE. SELLER has the right to charge demurrage br those rail cars unreasonably held beyond five (5) days at the rate of $30 per rail car per day beginning on day six (6), provided rail cars arrive on a scattered basis as shipped. BUYER shall not be responsible for, and SELLER shall pay when due, all demurrage and other charges resulting from "slamming" by the carrier.


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7.       PRODUCT PRICING AND PAYMENT TERMS

         (A) PRICING FOR PRODUCTS. Refining Premiums as shown in Exhibit B (attached hereto and incorporated herein by reference) are guaranteed for a period of five (5) years from First Shipment Date (as defined in Section 8(A) hereof. For the final three (3) years of the Initial Term (as defined in Section 8(A) hereof), Refining Premiums shall be determined in accordance with Section 8(A) as if such final three (3) years were a Renewal Term, provided that negotiations with respect to Refining Premiums shall commence no later than six (6) months prior to the end of the first five (5) year period of the Initial Term. SELLER has the right to request an increase in Refining Premiums for the final three (3) years of the Initial Term, and such a request shall be made no later than six (6) months prior to the end of the first five (5) year period of the Initial Term. BUYER and SELLER will enter into good faith negotiations and any such increase shall only be applicable to substantiated increases in operating costs, such as costs of labor, energy, supplies and material, safety and environmental, or landfill, or a difference in the value of refined bleached byproducts (such as lecithin and soapstock). In the event the parties are unable to agree on any price increases prior to the end of the first five (5) year period of the Initial Term, then the price in effect for the Products in the preceding year will continue in effect for the succeeding year, at the end of which this Agreement shall automatically terminate.

         (B) PAYMENT TERMS. SELLER shall invoice BUYER for Products upon shipment thereof, and such invoice shall be due and payable twenty-five (25) days from the date of the invoice.

8.       TERM, EVENTS OF DEFAULT AND TERMINATION

         (A) LENGTH OF TERM. The term of this Agreement (the "Initial Term") shall commence on the date of signature of this Agreement by both parties, and shall expire eight (8) years after the date of the first shipment of Product ("First Shipment Date"), unless terminated earlier in accordance with the provisions of this Agreement, and shall be renewable by BUYER for five
(5) subsequent periods of three (3) years each. SELLER will confirm the First Shipment Date in writing within fifteen (15) days after the date of such first shipment. BUYER may renew this Agreement by giving SELLER no less than eighteen (18) months prior written notice. Upon SELLER's receipt of such notice, SELLER and BUYER shall begin to negotiate in good faith with respect to the applicable three-year renewal period ("Renewal Term"). Such negotiations shall continue for a period of not less than six (6) months, unless the parties reach agreement prior to the expiration of such six (6) month period. The Initial Term, as the same may be extended by one or more of the Renewal Terms, is referred to herein as the "Term." In the event the parties are unable to reach agreement at the end of such six (6) month period, then the price in effect in the preceding year will continue in effect for the succeeding year, at the end of which, this Agreement shall automatically terminate.

         (B) EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default hereunder:

                  (i) A material breach by the other party of any of the terms or conditions of this Agreement which (a) is not corrected within thirty (30) days after receipt of written


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         notification thereof, if correctable within such thirty (30) days;
         or (b) if it is not correctable within such thirty (30) days, the correction of which is not initiated within such thirty (30) day period and thereafter diligently pursued until completed.

                  (ii) BUYER'S failure to pay any amount due SELLER, and the continuance of such failure for thirty (30) days after written notice to BUYER.

                  (iii) The entry of an "Order for Relief" naming the other party as a "Debtor" under Title 11 of the United States Code or upon the entry of a decree or order by a court having competent jurisdiction in respect to any petition filed or action respecting a party directly involved in a reorganization, arrangement, creditors composition, readjustment, liquidation, dissolution, bankruptcy, or similar relief under any other present or future United States or other statute, law or regulation, whether or not resulting in the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official, any such decree or order is in effect for a period of forty-five (45) consecutive days; or insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

                  (iv) The making by the other party of an assignment for the benefit of creditors, or the admission by such party in writing of its inability to pay its debts generally as they become due, or the taking of action by a party in furtherance of any such action.

         (C) EFFECT OF TERMINATION ON ACCRUED RIGHTS. Upon the occurrence of an Event of Default, the non-defaulting party shall, subject to Section 14(M) below, be entitled to terminate this Agreement and pursue any remedy provided in law or equity, including injunctive relief and the right to recover any damages it may have suffered by reason of such Event of Default.

         Upon termination of this Agreement, all rights, obligations, and causes of action accruing hereunder prior to such termination shall survive and the provisions of this Agreement shall continue to be controlling for the purpose of determining the rights of the parties hereto with respect to the subject matter hereof.

         (D) EVENT OF DEFAULT BY SELLER. Upon the occurrence of an Event of Default by SELLER, an amount equal to the unamortized Fair Market Value of the Equipment shall become immediately due and payable by SELLER to BUYER without notice or demand. Such amount shall constitute additional purchase price of the Equipment and shall not constitute a penalty. The unamortized Fair Market Value of the Equipment shall be calculated as of the date of occurrence of such Event of Default. The Fair Market Value shall be amortized, using a straight line method, over the first five Agreement Years, without interest.

9.       REPRESENTATIONS BY SELLER

         SELLER hereby represents and warrants to BUYER that:


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         (A) SELLER is a co-operative association duly organized in the State of South Dakota, and is duly qualified to transact business in South Dakota, and is in good standing under the laws of the states in which it is currently or hereafter required to be so qualified.

         (B) This Agreement has been duly executed and delivered by SELLER and constitutes the legal, valid, and binding obligation of SELLER, enforceable against SELLER in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally and subject to general principles of equity.

10.      REPRESENTATION OF BUYER

         BUYER hereby represents and warrants to SELLER that:

         (A) BUYER is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and is duly qualified to transact business as a foreign corporation, and is in good standing under the laws of the states in which it is currently or hereafter required to be so qualified.

         (B) This Agreement has been duly executed and delivered by BUYER and constitutes the legal, valid, and binding obligation of BUYER enforceable against BUYER in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

11.      RIGHT OF INSPECTION

         (A) To the extent not in violation of any confidentiality agreement to which SELLER is a party, BUYER or its authorized representatives shall have the right to audit and inspect those portions of SELLER's facility used to refine and bleach Products hereunder and to review SELLER's operational records specifically pertaining to the Products and services hereunder and only to the extent necessary to determine compliance with the terms of this Agreement. BUYER's representative shall have access, during SELLER's normal business hours and under reasonable circumstances, including prior notice (which notice shall include communications with SELLER regarding BUYER's concern), to only those portions of the storage, production, and other facilities of SELLER which are involved in the production of Product hereunder. At SELLER's option, BUYER's representative shall be accompanied by a SELLER employee at all times while at or in any of SELLER's facilities. If such inspection and or review by BUYER reveals that the processes, procedures, practices or the like used by SELLER with respect to its services hereunder fail to conform to appropriate procedures and processes, SELLER shall immediately take appropriate corrective actions (which may include suspension of SELLER'S services hereunder) for those items which represent a public health or safety issue and shall promptly take appropriate corrective actions (which may include suspension of SELLER'S services hereunder) for those items which do not represent a public health or safety issue, at BUYER's direction, until SELLER can show to BUYER's satisfaction that its non-conforming activities have been corrected.


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         (B) SANITATION AUDITS. SELLER shall make available to BUYER, at
BUYER'S request, the results of any sanitation audits of any facility used by SELLER to process Product hereunder made by or for SELLER during the term of this Agreement. SELLER shall notify BUYER immediately of any sanitation audits which indicate the presence of listeria monocytogenes, salmonella, E. Coli or other bacteriological presence in a facility used to process Product or in any of its product during the term of this Agreement. SELLER shall also inform BUYER promptly but in no event later than forty-eight (48) hours of any inquiry, investigation, inspection of any facility used by SELLER to process Product made by any federal, state, or local governmental agency that could have an adverse effect on the ability of SELLER to perform its obligations under this Agreement. SELLER shall provide BUYER with a summary of each report related thereto, and SELLER shall allow BUYER and its representatives access to such reports for visual review only.

         (C) NO DUTY TO INSPECT. BUYER shall be under no obligation to undertake such inspection and BUYER's inspection or failure to inspect the Product or SELLER'S facilities used to process the Product shall not affect or release SELLER from any of its obligations provided herein. None of the obligations of SELLER with respect to the Product shall be affected or released by BUYER's acceptance of delivery of Product or by any inspection thereof or by payment therefore.

12.      CONFIDENTIALITY

         (A) SELLER'S OBLIGATIONS. SELLER shall regard as confidential and proprietary the terms of this Agreement and all the information communicated to it by BUYER in connection with this Agreement and clearly identified as "Confidential and Proprietary" (which information shall at all times be the property of BUYER). SELLER shall not, without BUYER's prior written consent, at any time disclose any portion of such information to third parties. SELLER shall disseminate such information to its employees, attorneys and auditors only on a "need-to-know" basis.

         Notwithstanding the foregoing, SELLER's obligations pursuant to this
Section 12(A) shall not apply to (i) information that, at the time of disclosure, is, or after disclosure, becomes part of the public domain other than as a consequence of SELLER's breach, (ii) information that was known or otherwise available to SELLER prior to the disclosure by BUYER or its subsidiaries and/or affiliates, (iii) information disclosed by a third party (other than a subsidiary and/or affiliate of BUYER) to SELLER after the disclosure by BUYER, if such third party's disclosure neither violates any obligation of such third party to BUYER nor is a consequence of SELLER's breach, (iv) information that BUYER authorized in writing for release, (v) information which SELLER can demonstrate was independently developed by SELLER or its employees without use of or reliance on the confidential information disclosed by BUYER, or (vi) information required to be disclosed by law or by any governmental authority.

         (B) BUYER'S OBLIGATIONS. BUYER shall regard as confidential and proprietary the terms of this Agreement and information obtained as a result of BUYER's inspection of SELLER's facilities pursuant to Section 11 hereof, and all the information communicated to it by SELLER in connection with this Agreement and clearly identified as "Confidential and Proprietary" (which information shall at all times by the property of SELLER). BUYER shall not, without SELLER's


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prior written consent, at any time disclose any portion of such information to third parties. BUYER shall disseminate such information to its employees only on a "need-to-know" basis.

         Notwithstanding the foregoing, BUYER's obligations pursuant to this
Section 12(B) shall not apply to (i) information that, at the time of disclosure, is, or after disclosure, becomes part of, the public domain other than as a consequence of BUYER's breach, (ii) information that was known or otherwise available to BUYER prior to the disclosure by SELLER or its subsidiaries and/or affiliates, (iii) information disclosed by a third party (other than a subsidiary or affiliate of SELLER) to BUYER after the disclosure by SELLER, if such third party's disclosure neither violates any obligations of such third party to nor is a consequence of BUYER'S breach or
(iv) information that SELLER authorizes in writing for release, (v) information which BUYER can demonstrate was independently developed by BUYER or its employees without use of or reliance on the confidential information disclosed by SELLER, or (vi) information required to be disclosed by law or any governmental authority.

         (C) PUBLIC ANNOUNCEMENTS. Both parties agree to obtain prior written consent of the other party as it relates to any press release or public announcements with regards to the terms of this Agreement.

13.      INDEMNIFICATION

         (A) INDEMNIFICATION BY SELLER. Subject to the terms of this Agreement, SELLER shall indemnify, defend, and hold BUYER, its affiliates and their respective employees and agents, officers and directors (the "Buyer Indemnified Parties") harmless from and against any and all demands, claims, actions, suits, proceedings, judgments, assessments, cost, expenses, losses, damages, liabilities, fines, and penalties (including, without limitation, reasonable attorney's fees) (collectively, "Damages") suffered or incurred by any of the BUYER Indemnified Parties as a result of (i) a breach of any representation, warranty, covenant or agreement of SELLER hereunder; provided that in no event shall SELLER have any responsibility to BUYER for any Damages arising because of any act of SELLER which is in compliance with
Section 4(A) or which is in compliance with written instructions or written requests made by BUYER, and/or (ii) any act or deed, whether by way of tort or contract, committed or omitted by SELLER, its employees or agents, in the performance of this Agreement, except for acts or deeds committed or omitted by SELLER in reliance on representations and warranties made to SELLER by BUYER under this Agreement, or matters arising from the negligence or willful misconduct of BUYER.

         (B) INDEMNIFICATION BY BUYER. BUYER shall indemnify, defend, and hold SELLER, its subsidiaries and affiliates and their respective officers, directors, employees and agents (the "Seller Indemnified Parties") harmless from and against any and all Damages suffered or incurred by any of the SELLER Indemnified Parties as a result of (i) any breach of any representation, warranty made by BUYER hereunder, or (ii) any act or deed, whether by way of tort or contract, Agreement, except for acts or deeds committed or omitted by BUYER in reliance on representations and warranties made to BUYER by SELLER under this Agreement, or (iii) the use or sale of the Products by Buyer, whether used or sold singly or in combination with other products, provided any such Damages were not caused by SELLER's Defective Product or by SELLER's negligence or willful misconduct.

14.      MISCELLANEOUS

         (A) INDEPENDENT CONTRACTOR. This Agreement shall not constitute or give rise to a partnership or joint venture between the parties. All activities by SELLER under the terms of this Agreement shall be carried on by SELLER as an independent contractor and not as an agent for or employee of BUYER. No employee of SELLER shall be deemed to be an employee of BUYER. All activities of BUYER under the terms of this Agreement shall be carried on by BUYER as an independent contractor and not as an agent for or employee of SELLER. No employee of BUYER shall be deemed to be an employee of SELLER.

         (B) AGREEMENT TO GOVERN. This Agreement (including the Attachments hereto) sets forth the entire understanding and supersedes all prior and contemporaneous oral and written agreements between the parties relating to the subject matter contained herein, and merges all prior and contemporaneous discussions between them. No party shall be bound by any definition, condition, representations, warranty, covenant, or provisions other than as expressly stated in this Agreement including the Attachments hereto or as subsequently shall be set forth in writing and executed by SELLER and BUYER.

         (C) SEVERABILITY. The parties expressly agree that it is not the intention of any party to violate any public policy, statutory, or common laws, rules, regulations, treaties or decision of any government or agency thereof. If any provision of this Agreement is judicially or administratively interpreted or construed as being so in violation, such provision shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto.

         (D) NOTICES AND OTHER COMMUNICATIONS. All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing. All notices, demands and requests shall be given by personal delivery, or transmitted by telecopy, or delivered to Federal Express or other reputable overnight carrier for next business day delivery, charges billed to or prepaid by shipper, or deposited in the United States mail, registered or certified with return receipt requested, proper postage prepaid, addressed as follows:

         IF TO BUYER:

                  ACH Food Companies, Inc.
                  7171 Goodlett Farms Parkway
                  Cordova, TN  38018-3211
                  Attn:    Rob York
                           Executive Vice President - Oil Products

         IF TO SELLER:

                  South Dakota Soybean Processors
                  100 Caspian Ave.
                  Volga, SD
                  Attn:    Rodney Christianson
                           Chief Executive Officer

         Each notice, demand, or request shall be effective upon personal delivery, or upon confirmation of receipt of the applicable telecopy, or one
(1) business day after delivery to a reputable overnight carrier in accordance with the foregoing, or three (3) business days after the date on which the same is deposited in the United States mail in accordance with the foregoing. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall not adversely impact the effectiveness of any such notice, demand or request.

         Any addressee may change its address for notices hereunder by giving written notice in accordance with this section.

         (E) COUNTERPARTS. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

         (F) LAW TO GOVERN. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of Tennessee without regard to its conflict of laws rules. Both parties hereby waive their respective rights to a trial by jury.

         (G) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except as provided herein, neither this Agreement nor the rights or obligations of either party hereunder may be assigned except with the written consent of the other party which shall not be unreasonably withheld.

         (H) NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement expressed or implied is intended to confer upon any person, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         (I) PAYMENT IN U.S. DOLLARS. All payments under this Agreement shall be made in United States dollars.

         (J) ATTACHMENTS. The Attachments referred to herein, and attached to this Agreement, are incorporated herein by reference as if fully set forth in the text hereof.

         (K) MODIFICATION. The parties to this Agreement may, but only by mutual written consent executed by the authorized officers of SELLER and BUYER, modify or supplement this Agreement in such manner as may be mutually agreed upon by them in writing.

         (L) EXPENSES. Except as otherwise provided in this Agreement, each party shall bear its own expenses incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, accountants, and consultants.

         (M) DAMAGES. Subject to Section 6(D) hereof, neither party shall be liable to the other party for any special, consequential or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement.

         (N) FORCE MAJEURE. Neither party hereto shall be liable for, or entitled to terminate this Agreement for a failure to perform or a delay in performing hereunder for reasons not within such parties reasonable control, including, but not limited to, acts of God, acts of a public enemy, acts of civil or military authority, civil disturbance, embargoes, acts of any person engaged in subversive activity or sabotage, fires, floods, explosions, or other catastrophies, epidemics, or quarantine restrictions (each, an "Excusable Cause"). Strikes or other labor stoppages, slowdowns or disputes ("Labor Cause") are expressly excluded from the definition of Excusable Cause and Labor Cause shall not excuse SELLER's failure to perform or delay in performing. If SELLER has not cured any Excusable Cause applicable to it within sixty (60) days, BUYER may terminate this Agreement without further liability to either party. In no event shall there be any Excusable Cause for the failure to meet a monetary obligation. Each party shall use due diligence and all reasonable efforts to cure any Excusable Cause preventing its performance and to resume performance.

         In the event either party reasonably believes that its performance hereunder may be delayed, impaired, or prevented by any Excusable Cause, such party shall (a) promptly notify the other party of the possibility of such Excusable Cause, and (b) if the notifying party is SELLER, use its commercially reasonable efforts to assist BUYER in procuring Products from other sources, provided in either case that such alternative arrangements are reasonably acceptable to BUYER. Notwithstanding anything in this Agreement to the contrary, SELLER shall pay, and indemnify and hold BUYER harmless from and against, the Cost to Cover incurred by BUYER in connection with the procurement of Product from other sources.

15.      INSURANCE

         SELLER shall maintain, throughout the term of this Agreement, at its expense from a carrier reasonably satisfactory to BUYER, commercial/comprehensive general liability insurance in a minimum amount of one million dollars ($1,000,000) combined single limit, for bodily injury and property damage. Such insurance shall include product liability and vendors liability insurance, and contractual liability coverage with respect to the liability of SELLER under Sections 6(D), 13(A) and 14(N) hereof.

16.      DISPUTE RESOLUTION

         In the event of any dispute or disagreement between BUYER and SELLER as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either party, shall be referred to representatives of the parties for decision, each party being represented by a senior executive officer who has no direct operational responsibility for the matters contemplated by this Agreement (the "Representatives"). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within thirty (30) calendar days after reference of the matter to them, each BUYER and SELLER shall be free to exercise the legal remedies available to it.

17.      FAIR MARKET VALUE

         "Fair Market Value" means $1,200,000.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized officer on the day and year first written above.

ACH Food Companies, Inc., a Delaware corporation

By:               /s/ Rob York
    -------------------------------------------------

Name:             Rob York
      -----------------------------------------------

Title:            Executive Vice President
       ----------------------------------------------

Date:             January 15, 2002
      -----------------------------------------------


South Dakota Soybean Processors, a South Dakota co-operative association

By:               /s/ Rodney G. Christianson
    -------------------------------------------------

Name:             Rodney G. Christianson
      -----------------------------------------------

Title:            Chief Executive Officer
       ----------------------------------------------

Date:             January 15, 2002
      -----------------------------------------------

                                    EXHIBIT A

                               ACH FOOD COMPANIES
                 SPECIFICATIONS FOR REFINED BLEACHED SOYBEAN OIL
                     AT TIME OF DELIVERY AT BUYER'S FACILITY

--------------- -------------------------------- ------------------------ --------------------------------------------
    TEST #                   TEST                      AOCS METHOD                    ACH SPECIFICATIONS
--------------- -------------------------------- ------------------------ --------------------------------------------
      01        Iodine Value                     CD 15-60                 124-141
--------------- -------------------------------- ------------------------ --------------------------------------------
      02        % FFA (as oleic)                 CA 5A-40                 0.10% max
--------------- -------------------------------- ------------------------ --------------------------------------------
      03        Color (lovibond red) (*A)        CC 13B-45                6.0 max
--------------- -------------------------------- ------------------------ --------------------------------------------
      04        Chlorophyll                                               36 ppb max
                                                                          (0.018 absorbance max)
--------------- -------------------------------- ------------------------ --------------------------------------------
      05        Moisture                         CA 2E-55                 0.10% max
--------------- -------------------------------- ------------------------ --------------------------------------------
      06        Soap                             CC 17-79                 10 ppm max
--------------- -------------------------------- ------------------------ --------------------------------------------
      07        PV (*A)                          CD 8-53                  0.5 meq/kg
--------------- -------------------------------- ------------------------ --------------------------------------------
      08        Filterable Impurities                                     8 min
--------------- -------------------------------- ------------------------ --------------------------------------------
      09        Insoluble Impurities             CA 3A-46                 .03 max
--------------- -------------------------------- ------------------------ --------------------------------------------
      10        Loading Temp at Seller                                    110(Degree)F max
                                                                          105(Degree)F Target
--------------- -------------------------------- ------------------------ --------------------------------------------
      11        Cold Test                        CC 11-53                 20 hours min
--------------- -------------------------------- ------------------------ --------------------------------------------
      12        Hexane                           CA 3B-87                 50 ppm max
--------------- -------------------------------- ------------------------ --------------------------------------------
      13        Phosphorus                                                1 ppm max
--------------- -------------------------------- ------------------------ --------------------------------------------
      14        Calcium                                                   1 ppm max
--------------- -------------------------------- ------------------------ --------------------------------------------
      15        Magnesium                                                 1 ppm max
--------------- -------------------------------- ------------------------ --------------------------------------------
      16        Iron                                                      1 ppm max
--------------- -------------------------------- ------------------------ --------------------------------------------
      17        Heavy Metals                                              Food Chem. Codex Standard
--------------- -------------------------------- ------------------------ --------------------------------------------
      18        Citric Acid                                               None
--------------- -------------------------------- ------------------------ --------------------------------------------
      19        Antioxidants                                              None
--------------- -------------------------------- ------------------------ --------------------------------------------
      20        Loading Procedure                                         N(2) Sparged
--------------- -------------------------------- ------------------------ --------------------------------------------
                Kosher                                                    Acceptable to Circle U certification for
                                                                          product and transportation
--------------- -------------------------------- ------------------------ --------------------------------------------
                Typical Fatty Acid Profile
                                          C14:0                                                                   0.1
                                          C16:0                                                                  10.7
                                          C16:1                                                                  0.01
                                          C18:0                                                                   4.8
                                          C18:1                                                                  24.1
                                          C18:2                                                                  52.3
                                          C18:3                                                                   7.2
                                          C20:0                                                                   0.4
                                          C22:0                                                                   0.4
--------------- -------------------------------- ------------------------ --------------------------------------------

(*A) Test #03 Color (Lovibond Red) and Test #07 (PV) will be run on a "Shipment from Sellers Facility" for three (3) months from first shipment. During this time, the final specification will be developed jointly between ACH and Seller. Once the final spec is determined, it will be "at time of delivery to Buyers Facility."

                                    EXHIBIT B

                              PRICE AND OTHER TERMS

EXHIBIT B (2 PAGES) IS FILED SEPARATELY SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT DATED MARCH 14, 2002.

                                    EXHIBIT C

                                    EQUIPMENT

EXHIBIT C (6 PAGES) IS FILED SEPARATELY SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT DATED MARCH 14, 2002.

                                    EXHIBIT D

                               PURCHASE AGREEMENT


         This PURCHASE AGREEMENT (the "Agreement") is made as of the 15th day of January, 2002, by and between ACH FOOD COMPANIES, INC., a Delaware Corporation ("ACH"), having its principal place of business at 7171 Goodlett Farms Parkway, Cordova, Tennessee 38018, and SOUTH DAKOTA SOYBEAN PROCESSORS, a South Dakota co-operative association, having its principal place of business at 100 Caspian Avenue, Volga, South Dakota 57071 ("SDSP").

                                    RECITALS

         A. ACH, as Buyer, and SDSP, as Seller, have entered into that certain Bulk Refined Bleached Soybean Oil Supply Agreement effective January 15, 2002 (the "Supply Agreement"), pursuant to which SDSP shall sell to ACH, and ACH shall purchase from SDSP, refined, bleached ("RB") soybean oils.

         B. SDSP intends to fulfill its obligation under the Supply Agreement by producing refined and bleached RB soybean oils in a facility to be constructed and owned by SDSP in Volga, South Dakota (the "South Dakota Facility").

         C. ACH owns certain equipment used in producing and refining of RB soybean oils as described in Exhibit A attached hereto and made a part hereof (the "Equipment"), located at 525 West First Avenue, Columbus, Ohio (the "Ohio Facility"). SDSP desires to purchase the Equipment from ACH, to move the Equipment from the Ohio Facility and install the Equipment in the South Dakota Facility.

         D. ACH desires to sell the Equipment to SDSP, and SDSP desires to purchase the Equipment from ACH, subject to the terms and conditions of this Agreement.

                                   AGREEMENTS

         In consideration of Recitals set forth above, which by this reference are made a part of this Agreement, the execution and delivery of the Supply Agreement, the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ACH and SDSP agree as follows:

         1. SALE OF EQUIPMENT. ACH does hereby sell, assign, transfer and set over the Equipment to SDSP and SDSP does hereby purchase the Equipment from ACH. This Agreement shall constitute a bill of sale for the Equipment.

         2. REPRESENTATIONS AND WARRANTIES OF ACH. ACH hereby represents and warrants to SDSP that (a) ACH is the absolute owner of the Equipment, (b) the Equipment is free and clear of all liens, charges and encumbrances, and (c) ACH has full right, power and authority to sell the Equipment to SDSP. SDSP ACKNOWLEDGES THAT ACH HAS MADE NO OTHER

REPRESENTATION OR WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN, PERFORMANCE, OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ACH SHALL HAVE NO LIABILITY TO SDSP FOR ANY CLAIM, LOSS OR DAMAGE CAUSED BY OR ARISING IN ANY WAY IN CONNECTION WITH THE EQUIPMENT, NOR SHALL ACH BE LIABLE FOR CLAIMS ARISING OF OR IN CONNECTION WITH ANY DEFICIENCY OR DEFECT IN THE EQUIPMENT, THE USE OR PERFORMANCE OF THE EQUIPMENT, OR ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING.

         3. ADDITIONAL PURCHASE PRICE. ACH and SDSP acknowledge and agree that under the provisions of the Supply Agreement, in certain circumstances SDSP may be obligated to pay additional amounts to ACH as and for the purchase price of the Equipment (the "Additional Purchase Price").

         4. SALE OF EQUIPMENT. During the Term (as defined in the Supply Agreement) SDSP shall not sell the Equipment to any party, or relocate the Equipment to another location, without the prior written consent of ACH, which consent ACH shall not unreasonably withhold.

         5. REMOVAL AND USE OF EQUIPMENT.

                  a. SDSP shall be entitled, or required by ACH, to remove the Equipment from the Ohio Facility at such time and subject to the conditions as provided in the Supply Agreement. SDSP shall, at SDSP's sole cost and expense, remove the Equipment from the Ohio Facility. SDSP will take reasonable steps for the removal of the equipment from the Ohio Facility to avoid undue damage.

                  b. Following removal of the Equipment by SDSP, SDSP shall install the Equipment in the South Dakota Facility. SDSP shall pay and hereby assumes all transportation, installation, storage, rigging, and in-transit insurance charts with respect to the Equipment.

         6. MAINTENANCE AND REPAIR. During the Term, SDSP shall, at its sole expense, maintain the Equipment in good operating order, repair, condition and appearance and make all necessary repairs to protect the Equipment from deterioration, other than normal wear and tear.

         7. INDEMNITY. SDSP hereby agrees to assume liability for, and does hereby agree to indemnify, protect and hold ACH harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, or expenses (including legal fees and expenses), arising out of the use of the Equipment following its removal from the Ohio Facility.

         ACH hereby agrees to assume 1iability for, and does hereby agree to indemnify, protect and hold SDSP harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, or expenses (including legal fees and expenses), arising from personal injury or death caused by the Equipment prior to its removal from the Ohio Facility.

         8. RISK OF LOSS INSURANCE. SDSP hereby assumes and shall bear the entire risk of loss and damage of the Equipment from any and every cause whatsoever as of the date the Equipment is delivered to SDSP. SDSP has obtained, and shall maintain in full force and effect during the Term, a casualty insurance policy insuring the Equipment, with a deductible in the amount of $250,000 or such other amount as SDSP may reasonably require. During the Term, SDSP shall deliver to ACH proof of the existence and/or renewal of such policy of insurance.

         9. DEFAULT REMEDIES. Upon a default by SDSP under this Agreement, ACH shall have such remedies as provided to ACH in the case of a default by SDSP under the Supply Agreement

         10. MISCELLANEOUS.

                  a. This Agreement has been executed and delivered in the State of Tennessee and shall be governed and construed for all purposes under and in accordance with the laws of such state.

                  b. ACH and SDSP acknowledge that there are no agreements or understandings, written or oral, between ACH and SDSP with respect to the Equipment, other than as set forth herein and in the Supply Agreement.

                  c. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (as may be permitted hereunder).

                  d. All notices, consents or requests desired or required to be given hereunder shall be in writing and shall be given in the manner provided in the Supply Agreement.

         IN WITNESS WHEREOF, the parties have executed this Purchase Agreement on the date first written above.

SDSP:                                         ACH:

SOUTH DAKOTA SOYBEAN                          ACH FOOD COMPANIES, INC.,
PROCESSORS, a South Dakota                    a Delaware corporation
co-operative association

By:      /s/ Rodney G. Christianson           By:      /s/ Rob York
    --------------------------------              -----------------------------
Title:   Chief Executive Officer              Title:   Executive Vice President
       -----------------------------                 --------------------------

                                    EXHIBIT E

                          CONTINUING PURE FOOD GUARANTY

In consideration of purchases from SELLER by ACH Food Companies, Inc. ("BUYER") of articles subject to the Federal Food, Drug, and Cosmetic Act, the article comprising each shipment or other delivery hereafter made by SELLER to or on the order of BUYER is guaranteed, as of the date of such shipment or delivery, to be, on such date, (a) not adulterated or misbranded within the meaning of said Federal Act; (b) not an article which may not, under the provisions of Sections 404 and 505 of said Federal Act, be introduced into interstate commerce; (c) not adulterated or misbranded within the meaning of laws or ordinances of the state or city to which such article is shipped by SELLER, the adulteration and misbranding provisions of which are substantially the same as those found in said Federal Act; and (d) where applicable, in compliance with the Federal Insecticide, Fungicide, and Rodenticide Act.

This Guaranty is executed by SELLER subject to the condition that if an article is delivered under a label designed or furnished by BUYER, SELLER's responsibility for misbranding shall be limited to that resulting from the failure of the article to conform to the standard, if any, for the product, the purchase specifications or the statements contained on such label.

This Guaranty replaces any continuing guaranties described in paragraph 1 previously given by SELLER to BUYER and shall continue in effect with respect to all articles ordered by BUYER from SELLER until such time as it is revoked in writing by BUYER.

Dated:  1-15-02
        -------

BUYER:                                           SELLER:



ACH Food Companies, Inc.                         South Dakota Soybean Processors
7171 Goodlett Farms Parkway                      100 Caspian Avenue
Cordova, TN  38018-4909                          Volga, SD  57071
Attn:  Quality Assurance/Regulatory Specialist   Attn:  DuWayne Bauman

                                      1